UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE SECURITIES

EXCHANGE ACT OF 1934

Santander UK Group Holdings plc

(Exact name of registrant as specified in its charter)

England

(State or other jurisdiction of incorporation or organization)

98-1266745

(I.R.S. employer identification number)

2 Triton Square, Regent’s Place, London NW1 3AN England

+44 870 607 6000

(Address and telephone number of Registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
3.373% Fixed Rate/Floating Rate Notes due 2024	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-207355

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Santander UK Group Holdings plc (the “Registrant”) has filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933 the prospectus supplement dated January 2, 2018 (the “Prospectus Supplement”) to a prospectus dated April 18, 2017 (the “Prospectus”) included in the Registrant’s registration statement on Form F-3 (File No. 333-207355), relating to the securities to be registered hereunder (the “Notes”).

Item 1.                                                         Description of Registrant’s Securities to be Registered.

Reference is made to the information set forth on pages 17 through 35 of the Prospectus (under “Description of the Debt Securities”), pages 51 through 56 of the Prospectus (under “Certain Tax Considerations”), pages S-14 through S-21 of the Prospectus Supplement (under “Description of the Notes”) and page S-22 of the Prospectus Supplement (under “Tax Considerations”), all of which information is incorporated by reference in this registration statement.

Item 2.                                                         Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the SEC in connection with this Registration Statement:

1.1                               Indenture dated April 18, 2017 by and between Santander UK Group Holdings plc and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form F-3 (File No. 333-207355), filed with the SEC on April 18, 2017).

1.2                               First Supplemental Indenture dated November 3, 2017 by and between Santander UK Group Holdings plc and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.8 to the Registrant’s Report of Foreign Issuer on Form 6-K (File No. 001-37595), filed with the SEC on November 3, 2017).

1.3                               Second Supplemental Indenture dated January 5, 2018 by and between Santander UK Group Holdings plc and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.9 to the Registrant’s Report of Foreign Issuer on Form 6-K (File No. 001-37595), filed with the SEC on January 5, 2018).

1.4                               Form of Global Note for 3.373% Fixed Rate/Floating Notes due 2024.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Santander UK Group Holdings plc

By:	/s/ Rebecca Nind
Name:	Rebecca Nind
Title:	Authorised Signatory

Date:                  January 5, 2018